Exhibit 5

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                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ------------

                                Telex 908041 BAL
                                Fax 410-576-4246





                                 November 4, 1999


CareAdvantage, Inc.
485-C Route 1 South
Iselin, New Jersey 08830

                         Re:  CareAdvantage, Inc.
                              Registration Statement on Form S-8 for the
                              Amended and Restated Directors' Stock Option Plan of CareAdvantage, Inc.


Ladies and Gentlemen:

         We have acted as counsel to CareAdvantage, Inc. (the "Company"), in connection with the issuance by the Company of up to 2,072,000 shares of common stock, par value $.001 per share (the "Shares"), under the Company's Amended and Restated Directors' Stock Option Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

         We have examined copies of (i) the Certificate of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, (iii) the Plan, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as
certified  or  photostatic  copies  conform  to  the  original  documents,   all
signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.
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         Based on the  foregoing,  it is our  opinion  that  Shares  sold by the
Company to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the General Corporations Law of the State of Delaware and of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                     Very truly yours,

                     /s/ GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC

                     GORDON, FEINBLATT, ROTHMAN,
                     HOFFBERGER & HOLLANDER, LLC







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